                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of the 28th day of June, 2000 by and between each of the open-end investment management companies listed on Schedule A, attached hereto, together with all other open-end management investment companies subsequently established and made subject to this Agreement in accordance with Section 4.3 below (each a "Fund", collectively the "Funds") and Funds Distributor, Inc., a Massachusetts corporation having a place of business at 60 State Street, Suite 1300, Boston, Massachusetts 02109 ("FDI").

         WHEREAS, the shares of beneficial interest of each of the Funds are currently divided into a number of separate series of shares, or funds, each corresponding to a distinct portfolio of securities (each a "Series"), and many of which are also divided into multiple classes of shares, all as set forth on Schedule A. For purposes of this Agreement the term "Shares" shall mean the authorized shares of the relevant Series and classes of shares of the Series, if any, and otherwise shall mean the Fund's authorized shares;

         WHEREAS, FDI is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, Grantham, Mayo, Van Otterloo & Co. LLC ("Adviser") is the registered investment adviser to the Fund pursuant to Management Contracts between the Adviser and the Fund;

         WHEREAS, the Board of Trustees of the Fund wish to engage FDI to act as the distributor for the Fund and FDI is willing to render such service on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1.      Services as Distributor

         1.1 FDI will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received by FDI for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified FDI in writing.

         1.2 FDI agrees to use its best efforts to perform its duties hereunder in the solicitation of orders for the sale of Shares. It is contemplated that FDI may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing FDI will act only on its own behalf as principal.

         1.3 FDI shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended (the "1940 Act"), the 1933 Act, the 1934 Act, the Rules of the NASD, the Fund's Agreement and Declaration of Trust and By-Laws. FDI represents and warrants that it is a


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
broker-dealer registered with the SEC and that it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. FDI also represents and warrants that it is a member of the NASD.

         1.4 FDI shall file Fund advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the SEC, the NASD and/or state securities administrators.

         1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Fund's Shares not in the best interest of the Fund, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

         1.6 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the 1940 Act. FDI shall also be entitled to compensation for FDI's services as provided in any Distribution Plan adopted as to any Series and class of the Fund's Shares pursuant to Rule 12b-1 ("Rule 12b-1 fees"). To the extent that Rule 12b-1 fees are paid to FDI as default broker-dealer, such Rule 12b-1 fees shall continue to be paid to FDI after FDI ceases to act as distributor of the Fund for so long as FDI continues to serve as such default broker-dealer.

         1.7 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as FDI may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. FDI shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by FDI in connection with the sale of Shares as contemplated in this Agreement.

         1.8 The Fund shall furnish FDI from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as FDI may reasonably request. The Fund also shall furnish FDI upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as FDI may reasonably request.

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
         1.9 The Fund represents to FDI that all registration statements and prospectuses filed by the Fund with the SEC under the 1933 Act and under the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus of a Fund, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to FDI that any registration statement and prospectus, when such registration statement becomes effective, will contain all material statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from FDI to do so, FDI may, at its option, terminate this Agreement on not less than 60 days' notice or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving FDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         1.10 The Fund authorizes FDI and any dealers with whom FDI has entered into dealer agreements to use any prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold FDI, its several officers and directors, and any person who controls FDI within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which FDI, its officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Fund's agreement to indemnify FDI, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by FDI, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, and except that the Fund's agreement to indemnify FDI and the Fund's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Fund or its shareholders to which FDI would otherwise be


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
subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify FDI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against FDI, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth on Schedule A, attached hereto, within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph
1.10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by FDI, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by FDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse FDI, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by FDI or them. The Fund's indemnification agreement contained in this paragraph 1.10 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FDI, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to FDI's benefit, to the benefit of FDI's several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify FDI of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of Shares.

         1.11 FDI agrees to indemnify, defend and hold the Fund, its several officers and Trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or Trustees, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Trustees, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by FDI to the Fund specifically for use in the Fund's registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDI to the Fund and required to be stated in such answers or necessary to make such information not misleading or
(c) any other liability to which the Fund becomes subject by reason of willful misfeasance, bad faith or gross negligence in the performance (or failure to perform) of FDI's duties under the Agreement. FDI's agreement to indemnify the Fund, its officers and Trustees, and any such controlling person, as aforesaid, is


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
expressly conditioned upon FDI being notified of any action brought against the Fund, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to FDI at its address set forth below within a reasonable period of time after the summons or other first legal process shall have been served. FDI shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on FDI's part, and in any other event the Fund, its officers or Trustees, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDI of any such action shall not relieve FDI from any liability which FDI may have to the Fund, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of FDI's indemnity agreement contained in this paragraph 1.11. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. FDI agrees promptly to notify the Fund of the commencement of any litigation or proceedings against FDI or any of its officers or directors in connection with the issue and sale of Shares.

         1.12 No Shares shall be offered by either FDI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

         1.13 The Fund agrees to advise FDI immediately in writing:

                 (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information (not including comments provided by the SEC on an amendment to the Fund's registration statement);

                 (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

                 (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                 (d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC (not including comments provided by the SEC on an amendment to the Fund's registration statement).

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
         2.      Offering Price

         Shares of any class of a Fund offered for sale by FDI shall be offered at a price per share (the "Offering Price") plus a purchase premium, as set forth in the then-current prospectus. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by FDI may be subject to a redemption fee as set forth in the Fund's then-current prospectus. Purchase premiums and redemption fees are retained by the Fund to offset transaction costs associated with investments and redemptions. Any payments to dealers shall be governed by a separate agreement between FDI and such dealer and the Fund's then-current prospectus.

         3.      Term

         This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board of Trustees or (ii) by a vote of a majority of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board of Trustees who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Fund, a Series or a class, without penalty, on not less than sixty days' notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund, or by FDI. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act). FDI agrees to notify the Fund immediately upon the event of its expulsion, suspension or censure by the NASD. This Agreement will automatically and immediately terminate in the event of FDI's expulsion or suspension by the NASD.

         4.      Miscellaneous

         4.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, FDI's directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FDI or FDI's affiliates may enter into distribution or other agreements with other corporations and trusts.

         4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         4.3 This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Trustees of any additional funds indicate by vote that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that any of the Funds listed on Schedule A terminates its registration as a management investment company, or


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
otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such Fund and its various Series and classes.

         4.4 This Agreement is executed by the Board of Trustees of the Fund, not individually, but in their capacity as Trustees under the Agreement and Declaration of Trust made June 24, 1985, as amended. None of the shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Series, then only to the property held for the benefit of the affected Series.

         4.5 This Agreement shall be governed by the internal laws of The Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

         4.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties have executed this Agreement by a duly authorized representative of the parties hereto.

                                    GMO TRUST

                                    By:  /s/ Elaine M. Hartnett


                                    Name:  Elaine M. Hartnett

                                    Title:  Vice President


                                    FUNDS DISTRIBUTOR, INC.


                                    By:  /s/ Margaret W. Chambers


                                    Name:  Margaret W. Chambers


                                    Title:  Senior Vice President

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
                                   SCHEDULE A

                                    GMO TRUST
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110

       Series                                            Classes
       ------                                            -------
U. S. Core Fund                                        II, III, IV
Tobacco-Free Core Fund                                 III
Value Fund                                             III
Fundamental Value Fund                                 III
Intrinsic Value Fund                                   III
Growth Fund                                            III
Small Cap Value Fund                                   III
Small Cap Growth Fund                                  III
REIT Fund                                              III
International Core Fund                                II, III, IV
Currency Hedged International Core Fund                III, IV
Foreign Fund                                           II, III, IV
International Small Companies Fund                     III
Japan Fund                                             III
Emerging Markets Fund                                  III, IV
Evolving Countries Fund                                III
Asia Fund                                              III
Global Properties Fund                                 III
Domestic Bond Fund                                     III
U.S. Bond/Global Alpha A Fund                          III
U.S. Bond/Global Alpha B Fund                          III
International Bond Fund                                III
Currency Hedged International Bond Fund                III
Global Bond Fund                                       III
Emerging Country Debt Fund                             III, IV
Short-Term Income Fund                                 III
Global Hedged Equity Fund                              III
Inflation Indexed Bond Fund                            III
Emerging Country Debt Share Fund                       III
International Equity Allocation Fund                   III
World Equity Allocation Fund                           III
Global (U.S.+) Equity Allocation Fund                  III
Global Balanced Allocation Fund                        III
U.S. Sector Fund                                       III
Pelican Fund                                           --
Tax-Managed U.S. Equities Fund                         III
Tax-Managed International Equities Fund                III
Tax-Managed Small Companies Fund                       III

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